     As filed with the Securities and Exchange Commission on April 2, 1997

                                                      Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             THE LEAP GROUP, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                  36-4079500
     (State or other jurisdiction               (IRS Employer Identification
 of incorporation or organization)                         Number)

        22 West Hubbard Street, Chicago, Illinois 60610, (312) 494-0300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

       The Leap Group, Inc. Amended and Restated 1996 Stock Option Plan
        The Leap Group, Inc. Non-employee Directors' Stock Option Plan
           The Leap Group, Inc. Employee Incentive Compensation Plan
               The Leap Group, Inc. Employee Stock Purchase Plan
                             (Full title of plans)


                             R. Steven Lutterbach
                            Chief Executive Officer
                             The Leap Group, Inc.
        22 West Hubbard Street, Chicago, Illinois 60610, (312) 494-0300
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to
                            Matthew S. Brown, Esq.
                           Marguerite M. Elias, Esq.
                             Katten Muchin & Zavis
                          525 West Monroe, Suite 1600
                         Chicago, Illinois 60661-3693

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of securities                Amount to be        Proposed maximum offering         Proposed maximum             Amount of
  to be registered                 registered(1)            price per share         aggregate offering price(2)    registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    5,004,000 Shares(3)     See Footnote(2) below              $27,935,800                 $8,465.40
===================================================================================================================================

(1) Includes an indeterminate number of shares of The Leap Group, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) The amount is based upon the exercise of options for 2,630,000 shares, at a weighted average exercise price of $6.56 per share; and the high and low sales prices of The Leap Group, Inc. Common Stock as reported on the Nasdaq National Market on March 31, 1997 with respect to the exercise of options for 2,374,000 shares, and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) Includes 2,304,000 shares under The Leap Group, Inc. Amended and Restated 1996 Stock Option Plan, 200,000 shares under The Leap Group, Inc. Non-Employee Directors' Stock Option Plan, 2,000,000 shares under The Leap Group, Inc. Employee Incentive Compensation Plan and 500,000 shares under The Leap Group, Inc. Employee Stock Purchase Plan.

================================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectuses for The Leap Group, Inc. Amended and Restated 1996 Stock Option Plan, The Leap Group, Inc. Non-employee Directors' Stock Option Plan, The Leap Group, Inc. Employee Incentive Compensation Plan and The Leap Group, Inc. Employee Stock Purchase Plan (collectively, the "Plans") and is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Prospectus dated September 27, 1996, filed with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the Company's Registration Statement on Form S-1, as amended (File No. 333-05051).

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996.

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 4, 1996 pursuant to
         Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offer ed pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Limitation of Liability and Indemnification of Directors and Officers.

     Article VIII of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article IX of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     Under a policy of insurance, the Company is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

          4.1* Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, Registration No. 333-05051 (the "IPO Registration Statement").

          4.2* Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the IPO Registration Statement.

          4.3   The Leap Group, Inc. Amended and Restated 1996 Stock Option
                Plan.

          4.4   The Leap Group, Inc. Non-employee Directors' Stock Option Plan.

          4.5   The Leap Group, Inc. Employee Incentive Compensation Plan.

          4.6   The Leap Group, Inc. Employee Stock Purchase Plan.

          5 Opinion of Katten Muchin & Zavis as to legality of the shares of Common Stock being offered under the Plans.

         23.1   Consent of Independent Auditors, Arthur Andersen LLP.

         23.2 Consent of Katten Muchin & Zavis (included in their opinion filed as Exhibit 5 herein).

         24 Power of Attorney (included on the signature page of this Registration Statement).

------------------------
*Incorporated herein by reference.

Item 9. Undertakings.

         1.   The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in
Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 1st day of April, 1997.

                                    THE LEAP GROUP

                                    By:/s/ R. STEVEN LUTTERBACH
                                       -----------------------------------------
                                           R. Steven Lutterbach
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert C. Bramlette and Peter Vezmar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 1997.

               Signature                                 Title
-----------------------------------------  -------------------------------------

      /s/ R. STEVEN LUTTERBACH              Chief Executive Officer and Director
-----------------------------------------   (principal executive officer)
          R. Steven Lutterbach


           /s/ PETER VEZMAR                 Chief Financial Officer (principal
-----------------------------------------   financial and accounting officer)
               Peter Vezmar


         /s/ FREDERICK SMITH                Chief Operating Officer and Director
-----------------------------------------
             Frederick Smith


       /s/ THOMAS R. SHARBAUGH              President and Director
-----------------------------------------
           Thomas R. Sharbaugh


            /s/ GEORGE GIER                  Executive Vice President, Chief
-----------------------------------------    Marketing and Information Officer
                George Gier                  and Director


       /s/ JOSEPH A. SCIAROTTA               Executive Vice President, Chief
-----------------------------------------    Creative Officer and Director
           Joseph A. Sciarotta


              /s/ GUY DAY                    Director
-----------------------------------------
                  Guy Day


            /s/ JOHN KEANE                   Director
-----------------------------------------
                John Keane


        /s/ THOMAS MCELLIGOTT                Director
-----------------------------------------
            Thomas McElligott

                               INDEX TO EXHIBITS

     4.1* Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registrant Statement on Form S-1, as amended, Registration No. 333-05051 (the "IPO Registration Statement").

     4.2* Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the IPO Registration Statement.

     4.3    The Leap Group, Inc. Amended and Restated 1996 Stock Option Plan.

     4.4    The Leap Group, Inc. Non-employee Directors' Plan.

     4.5    The Leap Group, Inc. Employee Incentive Compensation Plan.

     4.6    The Leap Group, Inc. Employee Stock Purchase Plan.

     5 Opinion of Katten Muchin & Zavis as to legality of the shares of Common Stock being offered under the Plans.

     23.1   Consent of Independent Auditors, Arthur Andersen LLP.

     23.2   Consent of Katten Muchin & Zavis (included in their opinion filed as
            Exhibit 5 herein).

     24 Power of Attorney (included on the signature page of this Registration Statement).


--------------------------
*   Incorporated herein by reference.